UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2026

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 22, 2025, plaintiffs Andrew Jones and Arjun Dua sought to voluntarily dismiss two shareholder derivative actions in the United States District Court for the District of New Jersey in which Avis Budget Group, Inc. (the “Company”) is named as a nominal defendant.  On November 24, 2025, the District Court for the District of New Jersey ordered that, before the cases are dismissed, notice must be provided to the Company’s shareholders.  The Court subsequently approved a proposed plan for notice to Company shareholders, which included the Company’s filing of a Current Report on Form 8-K filed with the Securities and Exchange Commission attaching a notice explaining the proposed dismissals and the Company shareholders’ right to intervene in the relevant actions (the “Notice”).  A copy of the Notice is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Proposed Voluntary Dismissal of Two Shareholder Derivative Actions, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: February 27, 2026